UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2020

CNH Industrial Capital LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55510 (Commission File Number)	39-1937630 (IRS Employer Identification No.)

5729 Washington Avenue Racine, Wisconsin (Address of principal executive offices)		53406 (Zip Code)

(262) 636-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 of this Current Report on Form 8-K, including Exhibits 4.1, 4.2, 4.3 and 99.1 hereto, is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On July 2, 2020, CNH Industrial N.V. issued a press release announcing that its wholly owned subsidiary, CNH Industrial Capital LLC (“CNH Industrial Capital”), completed its previously announced offering of $600 million in aggregate principal amount of CNH Industrial Capital’s 1.950% notes due 2023 (the “Notes”) with an issue price of 99.370%, pursuant to an Underwriting Agreement, dated June 23, 2020, among CNH Industrial Capital, the Guarantors (as defined below) and J.P. Morgan Securities LLC, NatWest Markets Securities Inc., Société Générale and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriting Agreement”).

The Notes and the related guarantees were offered and sold under a registration statement on Form F-3ASR (Registration Nos. 333-230334-01, 333-230334-02, 333-230334-03), filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2019 (the “Registration Statement”). CNH Industrial Capital and the Guarantors have also filed with the SEC a prospectus supplement, dated June 23, 2020, together with the accompanying prospectus, dated March 15, 2019, in connection with the offering of the Notes and the related guarantees.

The Notes were issued pursuant to an Indenture, dated July 2, 2020 (the “Indenture”), among CNH Industrial Capital, CNH Industrial Capital America LLC and New Holland Credit Company, LLC (together with CNH Industrial Capital America LLC, the “Guarantors”) and Citibank, N.A., as trustee (the “Trustee”), and an Officers’ Certificate of the Company, dated July 2, 2020, pursuant to Sections 2.01 and 3.01 of the Indenture (the “Officers’ Certificate”).

The Notes bear interest at a rate of 1.950% per annum and mature on July 2, 2023. Interest on the Notes will be payable semi-annually on January 2 and July 2 of each year, commencing on January 2, 2021, to the holders of record of such Notes at the close of business on December 18 or June 17, respectively, preceding such interest payment date. The Indenture contains covenants that limit, among other things: (i) the ability of CNH Industrial Capital and its restricted subsidiaries to incur secured debt or enter into sale and leaseback transactions; and (ii) the ability of CNH Industrial Capital and the Guarantors to consolidate, merge, convey, transfer or lease all or substantially all of their respective properties and assets. These covenants are subject to important exceptions and limitations.

The Notes will be redeemable, at the option of CNH Industrial Capital, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus a make-whole premium specified under the Officers’ Certificate.

The description set forth above is qualified in its entirety by the Underwriting Agreement, the Officers’ Certificate, the form of the Notes and the Indenture (which contains the form of the guarantees), copies of which are attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 1.1

Underwriting Agreement, dated June 23, 2020, among CNH Industrial Capital, the Guarantors and J.P. Morgan Securities LLC, NatWest Markets Securities Inc., Société Générale and Wells Fargo Securities, LLC as representatives of the several underwriters named in Schedule I thereto.

Exhibit 4.1	Officers’ Certificate, dated as of July 2, 2020.
Exhibit 4.2	Form of 1.950% Note due 2023 (included in Exhibit 4.1).
Exhibit 4.3	Indenture, dated as of July 2, 2020, by and among CNH Industrial Capital LLC, as issuer, the Guarantors named therein and Citibank, N.A., as trustee, regarding Debt Securities.
Exhibit 5.1	Opinion of Sullivan & Cromwell LLP.
Exhibit 23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
Exhibit 99.1	Press Release “Closing of $600 million notes of CNH Industrial Capital LLC” dated July 2, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH INDUSTRIAL CAPITAL LLC

Date: July 2, 2020	By:	/s/ Douglas MacLeod
Douglas MacLeod
Chief Financial Officer